Exhibit 11 - Statement Re:  Computation of Per-Share Earnings

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
                                                              Year ended September 30
                                                         1997           1996          1995
Primary
    Average shares outstanding                        1,821,000      1,821,000      1,812,000
    Net effect of dilutive stock options - based
       on the treasury stock method using
       average market price                              80,000         52,000         20,000
                                                     ----------     ----------     ----------

    Total                                             1,901,000      1,873,000      1,832,000
                                                     ==========     ==========     ==========

    Net income                                         $860,000       $595,000       $394,000
                                                     ==========     ==========     ==========

    Per-share amount                                       $.45           $.32           $.22
                                                     ==========     ==========     ==========